EXHIBIT 11.1

                       PACKAGED ICE, INC. AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE

                                                                          THREE MONTHS ENDED                   NINE MONTHS ENDED
                                                                             SEPTEMBER 30,                         SEPTEMBER
                                                                   -----------------------------      ----------------------------
                                                                       1998             1997(1)           1998(1)          1997(1)
                                                                    -----------      -----------      ------------      -----------
Net income (loss) before extraordinary item and
           preferred dividends ................................     $ 9,037,939      $  (270,968)     $  5,813,455      $(1,981,784)
Less:  Extraordinary item .....................................            --               --         (17,386,893)            --
Less:  Dividends on 10% Exchangeable and
          13% Exchangeable Preferred Stock ....................      (1,941,482)            --          (3,949,975)            --
                                                                    -----------      -----------      ------------      -----------
Income (loss) attributable to common shareholders .............     $ 7,096,457      $  (270,968)     $(15,523,413)     $(1,981,784)
                                                                    ===========      ===========      ============      ===========


Weighted average common shares outstanding ....................       5,046,462        3,905,390         4,828,254        3,458,605
Incremental shares attributable to outstanding
      Stock options and warrants ..............................       2,262,499          998,241         1,838,018          744,165
                                                                    -----------      -----------      ------------      -----------
As adjusted for diluted earnings per share calculation ........       7,308,961        4,903,631         6,666,272        4,202,770
                                                                    ===========      ===========      ============      ===========

Income (loss) per common share:
     Basic:
        Income (loss) before extraordinary item
           attributable to common shareholders ................     $      1.41      $     (0.07)     $       0.39      $     (0.57)
           Extraordinary item .................................            --               --               (3.60)            --
                                                                    -----------      -----------      ------------      -----------
        Income (loss) attributable to
           common shareholders ................................     $      1.41      $     (0.07)     $      (3.21)     $     (0.57)
                                                                    ===========      ===========      ============      ===========

     Diluted:
        Income (loss) before extraordinary item
           attributable to common shareholder .................     $      0.97      $     (0.06)     $       0.28      $     (0.47)
           Extraordinary item .................................            --               --               (2.61)            --
                                                                    -----------      -----------      ------------      -----------
        Income (loss) attributable to
           common shareholders ................................     $      0.97      $     (0.06)     $      (2.33)     $     (0.47)
                                                                    ===========      ===========      ============      ===========

(1) This calculation is presented in accordance with Regulation S-K; although it is contrary to paragraphs 13 and 27 of the Statement of Financial Accounting Standards 128 "Earnings Per Share."